Exhibit 99.1

Distributed Energy Systems Corp.

10 Technology Drive

Wallingford, CT 06492

(NASDAQ: DESC)

Contact:

At the Company:	At The Financial Relations Board:

Investor Relations	Marilynn Meek: General Info (212) 445-8451

(203) 678-2355

Proton Energy Systems Appoints Mark Murray as President

WALLINGFORD, CONN – September 28, 2004 – Proton Energy Systems, Inc., a subsidiary of Distributed Energy Systems Corp. and a leader in hydrogen generation and fuel cell technology and products, (NASDAQ: DESC), is pleased today to announce the appointment of Mark Murray as president. Murray, a seasoned 25-year executive, brings a wealth of experience in innovative sales, marketing, and new business strategies to Proton.

Murray recently worked as Vice President of Precision Components and Assemblies at Stanadyne Corporation, a global manufacturer of diesel fuel systems and engine components in Windsor, Connecticut. He also worked as executive vice president at FAG Kugelfischer Georg Schaefer AG, an international manufacturer of precision rolling-element bearings. He was responsible for sales, marketing and engineering for the Western Hemisphere.

Overall, Murray will have fundamental responsibility for commercial sales of Proton’s products, specifically in the industrial gas market, product development, manufacturing, and new business development. Walter “Chip” Schroeder, who acted as Proton president during the search, will continue his role as president of DESC.

Murray is confidently enthusiastic about the future of Proton. He credits Proton’s team of employees and advanced technology for his conviction. “Proton has the leading edge technology for today’s industrial gas products, the sophisticated tools for future hydrogen fueling applications, and the most talented, skilled workforce in place. I am sure that these assets combined will help to facilitate Proton’s success in today’s hydrogen markets and the future hydrogen economy,” Murray noted.

“We are very pleased to have Mark on board at Proton. With his proven sales and business development success, Mark has just the right experience needed to take Proton to the next level,” commented Schroeder.

Murray earned his MBA in International Marketing from the University of Pittsburgh. He received his Bachelor of Mechanical Engineering from the University of Minnesota.

About Proton Energy Systems, Inc. Proton Energy Systems, Inc. designs, develops, and manufactures Proton Exchange Membrane, or PEM, electrochemical products that it employs in hydrogen generating devices and in regenerative fuel cell systems that function as power generating and energy storage devices. Proton’s HOGEN® hydrogen generators produce hydrogen from electricity and water in a clean and efficient process using its proprietary PEM technology. For more information visit www.protonenergy.com

About Distributed Energy Systems Corp.

Distributed Energy Systems Corp. (NASDAQ: DESC - News) creates and delivers products and solutions to the emerging decentralized energy marketplace, giving users greater control over their energy cost, quality and reliability. As the parent company of Proton Energy Systems (www.protonenergy.com) and Northern Power Systems (www.northernpower.com), Distributed Energy Systems delivers a combination of practical, ready-today energy solutions and the solid business platforms for capitalizing on the changing energy landscape. For more information visit www.distributed-energy.com.

This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Statements contained herein concerning Proton’s and Distributed Energy’s goals, guidance, revenue projections and other statements that are not statements of historical fact may be deemed to be forward-looking information. Without limiting the foregoing, words such as “anticipates”, “believes”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “should”, “will”, and “would” and other forms of these words or similar words are intended to identify forward-looking information. Proton’s and Distributed Energy’s actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors. Proton Energy Systems and Distributed Energy each disclaim any obligation to update these forward-looking statements. Factors that could cause results to differ materially from those contained in Proton’s and Distributed Energy’s forward-looking statements include, but are not limited to, failure of our products and systems to perform as specified or achieve commercial acceptance, the impact of competitive products and systems and other factors detailed in Distributed Energy’s Form 10-Q for the quarter ended June 30, 2004, and other filings Distributed Energy may make from time to time with the SEC.

SOURCE: Distributed Energy Systems Corp.